Exhibit 3.1

TARGETED GENETICS COROPRATION

AMENDED AND RESTATED ARTICLES OF INCORPORATION

Targeted Genetics Corporation, a Washington corporation, by its Vice President Finance, hereby submits the following Restated Articles of Incorporation of said corporation pursuant to the provisions of RCW 23B.10.070. These Restated Articles of Incorporation correctly set forth the corresponding provisions of the Articles of Incorporation as heretofore amended and restated and supersede the original Articles of Incorporation and all amendments and prior restatements thereto.

ARTICLE 1. NAME

The name of this corporation shall be Targeted Genetics Corporation.

ARTICLE 2. DURATION

This corporation is organized under the Washington Business Corporation Act and shall have perpetual existence.

ARTICLE 3. PURPOSE AND POWERS

The purpose and powers of this corporation are as follows:

3.1           To engage in the business of biotechnology research and development.

3.2           To engage in any and all activities that may, in the judgment of the Board of Directors, at any time be incidental or conducive to the attainment of the foregoing purpose.

3.3           To exercise any and all powers that a corporation formed under the Washington Business Corporation Act, or any amendment thereto or substitute therefor, may at the time lawfully exercise.

ARTICLE 4. CAPITAL STOCK

4.1           Authorized Capital.

The total authorized stock of this corporation shall consist of 445,000.000 shares of Common Stock; par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.

4.2           Issuance of Preferred Stock in Series.

The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors.

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4.2.1       Authority of the Board of Directors

Authority is hereby expressly granted to the Board of Directors of this corporation, subject to the provisions of this Article 4 and to the limitations prescribed by law, to authorize the issuance of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions providing for the issuance of each series the number of shares of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but shall net be limited to, the determination or fixing of the following:

(a)          The number of shares of such series;

(b)          The designation of such series;

(c)          The dividends of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock and whether such dividends shall be cumulative or noncumulative;

(d)          Whether the shares of such series shall be subject to redemption by this corporation and, if made subject to such redemption, the times, prices, rates, adjustments, and other terms and conditions of such redemption;

(e)          The terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

(f)          Whether or not the shares of such series shall he convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of this corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments. and other terms and conditions of such conversion or exchange;

(g)          The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including the right to elect a specified number or class of directors, the number or percentage of votes required for certain actions, and the extent to which a vote by class or series shall be required for certain actions:

(h)          The restrictions, if any, on the issue or reissue of any Preferred Stock;

(i)          The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of the assets of, this corporation; and

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(j)          The extent, if any, to which any committee of the Board of Directors may fix the designations and any of the preferences or rights of the shares of such series relating to dividends, redemption, dissolution, any distribution of assets of this corporation or the conversion into or exchange of such shares for shares of any other class or classes of stock of this corporation or any other series of the same or any other class or classes of stock of this corporation, or fix the number of shares of any such series or authorize the increase or decrease in the shares of such series.

4.2.2           Dividends

Subject to any preferential rights granted for any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends, out of the funds of this corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors. The holders of shares of the Preferred Stock shall he entitled to receive dividends to the extent provided herein or by the Board of Directors in designating the particular series of Preferred Stock. The holders of shares of the Common Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

4.2.3           Voting

The holders of shares of the Common Stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board or Directors of this corporation and the right to vote on all other matters, except those matters on which a separate class of this corporation’s shareholders vote by class or series to the exclusion of the holders of the shares of the Common Stock. To the extent provided herein or by resolution or resolutions of the Board of Directors providing for the issue of a series of Preferred Stock, the holders of each such series shall have the right to vote for the election of members of the Board of Directors of this corporation and the right to vote on all other matters, except those matters in which a separate class of this corporation’s shareholders vote by class or series to the exclusion of the holders of the shares of such series.

4.2.4           Issuance of Shares

This corporation may from time to time issue and dispose of any of the authorized and unissued shares of the Common Stock or the Preferred Stock for such consideration as may be fixed from time to time by the Board of Directors, without action by the shareholders. The Board of Directors may provide for payment therefor to be received by this corporation in cash, property, services or such other consideration as is approved by the Board of Directors. Any and all such shares of the Common Stock or the Preferred Stock of this corporation, the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered shall be deemed tally paid stock and shall not be liable to any further call or assessment thereon.

4.3          Designation of Rights and Preferences of Series A Participating Cumulative Preferred Stock.

The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences and privileges and limitations set forth below:

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4.3.1       Designation of Series A Participating Cumulative Preferred Stock

The shares of such series shall be designated the “Series A Participating Cumulative Preferred Stock” (the “Series A Preferred Stock”), par value $.01 per share. The number of shares constituting the Series A Preferred Stock shall be 180,000; provided, however, if more than a total of 180,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement dated as of October 17, 1996 between this corporation and ChaseMellon Shareholder Services, as Rights Agent, as amended (the “Rights Agreement”), this corporation’s Board of Directors, pursuant to Section 23B.06.020 of the Revised Code of Washington, shall direct by resolution or resolutions that Articles of Amendment be properly executed and filed with the Washington Secretary of State providing for the total number of shares of Series A Preferred Stock authorized for issuance to be increased (to the extent that the Restated Articles of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights. In addition, such number of shares may be decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by this corporation convertible into Series A Preferred Stock.

4.3.2       Dividends and Distributions

(a)          Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of this corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of the assets of this corporation legally available therefor, quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as this corporation’s Board of Directors shall approve (each such date being referred to in this Designation as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.01 and (ii) the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if this corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, this corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of Common Stock. As used in this Designation and in the Rights Agreement, the “Formula Number” shall be 100; provided, however, that if at any time after October 17, 1996 this corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that arc outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided, further, that if at any time after October 17, 1996 this corporation shall issue any shares of its capital stock in a merger, reclassification or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

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(b)          This corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 4.3.2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. This corporation’s Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock and which shall not be more than 60 days prior to the date fixed for payment thereof.

(c)          Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares that are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock that are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on or prior to the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter (or such other Quarterly Dividend Payment Date as this corporation’s Board of Directors shall approve) next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

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(d)          So long as any shares of Series A Preferred Stock are outstanding no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 4.3.2 to be declared on the Series A Preferred Stock shall have been declared.

(e)          The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Designation.

4.3.3       Voting Rights

The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a)          Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share that any holders of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

(b)          Except as otherwise provided in this Designation or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of this corporation having general voting rights shall vote, together as one class for the election of directors of this corporation and on all other matters submitted to a vote of shareholders of this corporation.

(c)          Except as provided in this Designation or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall, not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth in this Designation) for authorizing or taking any corporate action.

4.3.4       Certain Restrictions

(a)          Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 4.3.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, this corporation shall not:

(i)          declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)         declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

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(iii)        redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided, however, that this corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of this corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by this corporation’s Board of Directors) to all holders of such shares upon such terms as this corporation’s Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)          This corporation shall not permit any subsidiary of this corporation to purchase or otherwise acquire for consideration any shares of stock of this corporation unless this corporation could; under paragraph (a) of this Section 4.3.4, purchase or otherwise acquire such shares at such time and in such manner.

4.3.5       Liquidation Rights

Upon the liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, no distribution shall be made to (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the greater of (i) $.01 per share and (ii) the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock. except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

4.3.6       Consolidation, Merger, etc.

In case this corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock arc exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 4.3.6 and Section 4.3.2 appear to apply to a transaction, this Section 4.3.6 will control.

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4.3.7       No Redemption; No Sinking Fund

(a)          The shares of Series A Preferred Stock shall not be subject to redemption by this corporation or at the option of any holder of Series A Preferred Stock; provided, however, that this corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

(b)          The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

4.3.8       Ranking

The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of this corporation, unless this corporation’s Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

4.3.9       Fractional Shares

The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fractional share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction, and shall entitle the holder, in proportion to such holder’s fractional shares. to receive dividends, exercise voting rights, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, this corporation, prior to the first issuance of a share or a fractional share of Series A Preferred Stock, may elect to (a) make a cash payment as provided in the Rights Agreement for a fractional share other than one one-hundredth (1/100th) of a share or any internal multiple thereof or (b) issue depository receipts evidencing such authorized fractional share of Series A Preferred Stock pursuant to an appropriate agreement between this corporation and a depository selected by this corporation; provided, however, that such agreement shall provide that the holders of such depository receipts shall have all the rights; privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

4.3.10     Reacquired Shares

Any shares of Series A Preferred Stock purchased or otherwise acquired by this corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by this corporation’s Board of Directors pursuant to the provisions of Article 4 of the Restated Articles of Incorporation.

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4.3.11         Amendment

None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided in this Designation or in the Restated Articles of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as .a separate class.

ARTICLE 5. PREEMPTIVE RIGHTS

No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE 6. CUMULATIVE VOTING

The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

ARTICLE 7. BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation subject to approval by a majority of the Continuing Directors (as defined in Article 13); provided, however, the Board of Directors may not repeal or amend any bylaw that the shareholders have expressly provided May not be amended or repealed by the Board of Directors. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred Stock, not less than two-thirds of the outstanding shares entitled to vote thereon, voting as a class.

ARTICLE 8. REGISTERED OFFICE AND AGENT

The name of the registered agent of this corporation and the address of its current registered office are as follows:

National Registered Agents, Inc. 1780 Barnes Blvd. S.W. Bldg. G Tumwater, WA 98512-0410

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ARTICLE 9. DIRECTORS

The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. The Board of Directors shall be divided into three classes, with such classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as appropriate. At each annual meeting of shareholders, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article 9. Directors shall serve until their successors arc elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.

The Directors of this corporation may be removed only for cause by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by the Bylaws.

ARTICLE 10. AMENDMENTS TO ARTICLES OF INCORPORATION

This corporation reserves the right to amend or repeal, by the affirmative vote of the holders of a majority of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred stock, a majority of the outstanding shares entitled to vote thereon, voting as a class, any of the provisions contained in these Articles of Incorporation; provided, however, that amendment or repeal of Article 7, Article 9, Article 10, Article 12 or Article 13 shall require the affirmative vote of the holders of Two-thirds of the outstanding shares. The rights of the shareholders of this corporation are granted subject to this reservation; provided, however, that the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but shall not affect the entire class, then only the shares of the series so affected by the amendment shall be considered as a separate class for the purposes of this Article 10. Notwithstanding the provisions of this Article 10, the number of authorized shares of any such class or classes of stock may be increased by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, if so provided in any amendment which created such class or classes of stock or which was adopted prior to the issuance of any shares of such class or classes of stock, or in any amendment which was authorized by a resolution or resolutions adopted by the affirmative vote of the holders of a majority of such class or classes of stock.

ARTICLE 11. LIMITATION OF DIRECTOR LIABILITY

To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 11 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

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ARTICLE 12. SPECIAL MEETINGS OF SHAREHOLDERS

The Chairman of the Board of Directors, the President or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than thirty percent (30%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

ARTICLE 13. SPECIAL VOTING REQUIREMENTS

In addition to any affirmative vote required by law, these Articles of Incorporation or otherwise, any “Business Combination” (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 13.

13.1        Definitions.

For the purposes of this Article 13:

(a)          “Business Combination” means (1) a merger, share exchange or consolidation of this corporation or any of its Subsidiaries with any other corporation: (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this corporation or any of its Subsidiaries of all or a substantial part of this corporation’s assets otherwise than in the usual and regular course of business, or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

(b)          “Continuing Director” means any member of the Board of Directors who was a. member of the Board Of Directors on January 1, 1994 or who is elected to the Board of Directors after January 1, 1994 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.

(c)          “Subsidiary” means a domestic or foreign corporation that has a majority of its outstanding voting shares owned, directly or indirectly, by this corporation.

13.2        Vote Required for Business Combinations.

13.2.1           Except as provided in subsection 13.2.2 of this Article 13, the affirmative vote of not less than two-thirds of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred Stock, not less than two-thirds of the outstanding shares entitled to vote thereon, voting as a class, shall be required for the adoption or authorization of a Business Combination.

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13.2.2           Notwithstanding subsection 13.2.1 of this Article 13, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and is otherwise required by law to be approved by this corporation’s shareholders, such Business Combination shall require the affirmative vote of not less than fifty-one percent (51%) of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred Stock, not less than fifty-one percent (51%) of the outstanding shares of such series, voting as a class; provided, however, that if a Business Combination approved by a majority of the Continuing. Directors is not otherwise required by law to be approved by this corporation’s shareholders, then no vote of the shareholders of this corporation shall be required.

In addition to any affirmative vote required by law, these Articles of Incorporation or otherwise, any “Business Combination” (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 13.

Dated: May ____ 2009

TARGETED GENETICS CORPORATION

By:
B.G. Susan Robinson
President and Chief Executive Officer

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CERTIFICATE REGARDING

AMENDED AND RESTATED ARTICLES OF LNCORPORATION

OF

TARGETED GENETICS CORPORATION

Pursuant to RCW 23B.I0.070, the undersigned hereby certifies that the restatement of the Amended and Restated Articles of Incorporation of Targeted Genetics Corporation, a Washington corporation, contains the following amendments to the existing Articles of Incorporation:

The Articles of Incorporation are amended in their entirety to read as set forth in the Amended and Restated Articles of Incorporation attached hereto as Exhibit A.

The date of the adoption of the Amended and Restated Articles of Incorporation containing such amendments by the shareholders of this corporation was May 14, 2009. The amendments were duly approved by the shareholders of this corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.I 0.040.

DATED: May ___ 2009
TARGETED GENETICS CORPORATION

By:
B.G. Susan Robinson
President and Chief Executive Officer

EXHIBIT A
TO
CERTIFICATE REGARDING
AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

TARGETED GENETICS CORPORATION
(See Attached)

TARGETED GENETICS CORPORATION

AMENDED AND RESTATED ARTICLES OF
INCORPORATION

Targeted Genetics Corporation, a Washington corporation, by its Vice President Finance, hereby submits the following Restated Articles of Incorporation of said corporation pursuant to the provisions of RCW 238.10.070. These Restated Articles of Incorporation correctly set forth the corresponding provisions of the Articles of Incorporation as heretofore amended and restated and supersede the original Articles of Incorporation and all amendments and prior restatements thereto.

ARTICLE 1. NAME

The name of this corporation shall be Targeted Genetics Corporation.

ARTICLE 2. DURATION

This corporation is organized under the Washington Business Corporation Act and shall have perpetual existence.

ARTICLE 3. PURPOSE AND POWERS

The purpose and powers of this corporation are as follows:

3.1           To engage in the business of biotechnology research and development.

3.2           To engage in any and all activities that may, in the judgment of the Board of Directors, at any time be incidental or conducive to the attainment of the foregoing purpose.

3.3           To exercise any and all powers that a corporation formed under the Washington Business Corporation Act, or any amendment thereto or substitute therefor, may at the time lawfully exercise.

ARTICLE 4. CAPITAL STOCK

4.1           Authorized Capital.

The total authorized stock of this corporation shall consist of 445,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.

4.2           Issuance of Preferred Stock in Series.

The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors.

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4.2.1       Authority of the Board of Directors

Authority is hereby expressly granted to the Board of Directors of this corporation, subject to the provisions of this Article 4 and to the limitations prescribed by law, to authorize the issuance of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of each series the number of shares of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but shall not be limited to, the determination or fixing of the following:

(a)          The number of shares of such series;

(b)          The designation of such series:

(c)          The dividends of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock and whether such dividends shall be cumulative or noncumulative:

(d)          Whether the shares of such series shall be subject to redemption by this corporation and, if made subject to such redemption, the times, prices, rates, adjustments, and other terms and conditions of such redemption;

(e)          The terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

(f)          Whether or not the shares of such series shall he convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of this corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(g)          The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including the right to elect a specified number or class of directors, the number or percentage of votes required for certain actions, and the extent to which a vote by class or series shall be required for certain actions:

(h)          The restrictions, if any, on the issue or reissue of any Preferred Stock;

(i)          The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of the assets of this corporation; and

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(j)          The extent, if any, to which any committee of the Board of Directors may fix the designations and any of the preferences or rights of the shares of such series relating to dividends, redemption, dissolution, any distribution of assets of this corporation or the conversion into or exchange of such shares for shares of any other class or classes of stock of this corporation or any other series of the same or any other class or classes of stock of this corporation, or fix the number of shares of any such series or authorize the increase or decrease in the shares of such series.

4.2.2       Dividends

Subject to any preferential rights granted for any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends out of the funds of this corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors. The holders of shares of the Preferred Stock shall be entitled to receive dividends to the extent provided herein or by the Board of Directors in designating the particular series of Preferred Stock. The holders of shares of the Common Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

4.2.3       Voting

The holders of shares of the Common Stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of Directors of this corporation and the right to vote on all other matters, except those matters on which a separate class of this corporation’s shareholders vote by class or series to the exclusion of the holders of the shares of the Common Stock. To the extent provided herein or by resolution or resolutions of the Board of Directors providing for the issue of a series of Preferred Stock, the holders of each such series shall have the right to vote for the election of members of the Board of Directors of this corporation and the right to vote on all other matters, except those matters in which a separate class of this corporation’s shareholders vote by class or series to the exclusion of the holders of the shares of such series.

4.2.4       Issuance of Shares

This corporation may from time to time issue and dispose of any of the authorized and unissued shares of the Common Stock or the Preferred Stock for such consideration as may be fixed from time to time by the Board of Directors, without action by the shareholders. The Board of Directors may provide for payment therefor to be received by this corporation in cash, property, services or such other consideration as is approved by the Board of Directors. Any and all such shares of the Common Stock or the Preferred Stock of this corporation, the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

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4.3           Designation of Rights and Preferences of Series A Participating Cumulative Preferred Stock.

The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences and privileges and limitations set forth below:

4.3.1       Designation of Series A Participating Cumulative Preferred Stock

The shares of such series shall be designated the “Series A Participating Cumulative Preferred Stock” (the “Series A Preferred Stock”), par value $.01 per share. The number of shares constituting the Series A Preferred Stock shall be 180,000; provided, however, if more than a total of 180.000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement dated as of October 17, 1996 between this corporation and ChaseMellon Shareholder Services, as Rights Agent, as amended (the “Rights Agreement”), this corporation’s Board of Directors, pursuant to Section 23B.06.020 of the Revised Code of Washington, shall direct by resolution or resolutions that Articles of Amendment be properly executed and tiled with the Washington Secretary of State providing for the total number of shares of Series A Preferred Stock authorized for issuance to be increased (to the extent that the Restated Articles of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

In addition, such number of shares may be decreased by resolution of the Board of Directors; provided. however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by this corporation convertible into Series A Preferred Stock.

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4.3.2       Dividends and Distributions

(a)          Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of this corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of the assets of this corporation legally available therefor, quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as this corporation’s Board of Directors shall approve (each such date being referred to in this Designation as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $.01 and (ii) the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if this corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, this corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of Common Stock. As used in this Designation and in the Rights Agreement, the “Formula Number” shall be 100; provided, however, that if at any time after October 17, 1996 this corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock. or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that if at any time after October 17, 1996 this corporation shall issue any shares of its capital stock in a merger, reclassification or change of the outstanding shares of Common Stock, then in each such event the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

(b)          This corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 4.3.2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided, however, that in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. This corporation’s Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock and which shall not be more than 60 days prior to the date fixed for payment thereof.

(c)          Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares that are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock that are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on or prior to the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter (or such other Quarterly Dividend Payment Date as this corporation’s Board of Directors shall approve) next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

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(d)          So long as any shares of Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 4.3.2 to be declared on the Series A Preferred Stock shall have been declared.

(e)          The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Designation.

4.3.3       Voting Rights

The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a)          Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share that any holders of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

(b)          Except as otherwise provided in this-Designation or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of this corporation having general voting rights shall vote together as one class for the election of directors of this corporation and on all other matters submitted to a vote of shareholders of this corporation.

(c)          Except as provided in this Designation or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth in this Designation) for authorizing or taking any corporate action.

4.3.4       Certain Restrictions

(a)          Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 4.3.2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall, have been paid in full, this corporation shall not:

(i)          declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

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(ii)         declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)        redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided, however, that this corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of this corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by this corporation’s Board of Directors) to all holders of such shares upon such terms as this corporation’s Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)          This corporation shall not permit any subsidiary of this corporation to purchase or otherwise acquire for consideration any shares of stock of this corporation unless this corporation could, under paragraph (a) of this Section 4.3.4, purchase or otherwise acquire such shares at such time and in such manner.

4.3.5       Liquidation Rights

Upon the liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, no distribution shall be made to (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the greater of (i) $.01 per share and (ii) the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (b) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock. except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

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4.3.6           Consolidation, Merger, etc.

In case this corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 4.3.6 and Section 4.3.2 appear to apply to a transaction, this Section 4.3.6 will control.

4.3.7       No Redemption; No Sinking Fund

(a)          The shares of Series A Preferred Stock shall not be subject to redemption by this corporation or at the option of any holder of Series A Preferred Stock; provided, however, that this corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

(b)          The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

4.3.8       Ranking

The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of this corporation, unless this corporation’s Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

4.3.9       Fractional Shares

The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fractional share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction, and shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, exercise voting rights, participate in distributions and have the benefit of all other rights of holders of Series .A Preferred Stock. In lieu of fractional shares, this corporation, prior to the first issuance of a share or a fractional share of Series A Preferred Stock, may elect to (a) make a cash payment.as provided in the Rights Agreement for a fractional share other than one one-hundredth.(1/100th) of a share or any integral multiple’ thereof or (b) issue depository receipts evidencing such authorized fractional share of Series A Preferred Stock pursuant to an appropriate agreement between this corporation and a depository selected by this corporation; provided, however that such agreement shall provide that the holders of such depository receipts shall have the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

4.3.10         Reacquired Shares

Any shares of Series A Preferred Stock purchased or otherwise acquired by this corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but. unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by this corporation’s Board of Directors pursuant to the provisions of Article 4 of the Restated Articles of Incorporation.

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4.3.11         Amendment

None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided in this Designation or in the Restated Articles of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class.

ARTICLE 5. PREEMPTIVE RIGHTS

No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE 6. CUMULATIVE VOTING

The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

ARTICLE 7. BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation subject to approval by a majority of the Continuing Directors (as defined in Article 13); provided, however, the Board of Directors may not repeal or amend any bylaw that the shareholders have expressly provided may not be amended or repealed by the Board of Directors. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares and to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of common or Preferred Stock, not less than two-thirds of the outstanding shares entitled to vote thereon, voting as a class.

ARTICLE 8. REGISTERED OFFICE AND AGENT

The name of the registered agent of this corporation and the address of its current registered office are as follows:

National Registered Agents, Inc. 1780 Barnes Blvd. S.W. Bldg. G Tumwater, WA 98512-0410

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ARTICLE 9. DIRECTORS

The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. The Board of Directors shall be divided into three classes, with such classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as appropriate. At each annual meeting of shareholders, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article 9, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.

The Directors of this corporation may be removed only for cause by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by the Bylaws.

ARTICLE 10. AMENDMENTS TO ARTICLES OF INCORPORATION

This corporation reserves the right to amend or repeal, by the affirmative vote of the holders of a majority of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred stock, a majority of the outstanding shares entitled to vote thereon, voting as a class, any of the provisions contained in these Articles of Incorporation; provided, however, that amendment or repeal of Article 7, Article 9, Article 10, Article 12 or Article 13 shall require the affirmative vote of the holders of two-thirds of the outstanding shares. The rights of the shareholders of this corporation are granted subject to this reservation; provided, however, that the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them -adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but shall not affect the entire class, then only the shares of the series so affected by the amendment shall be considered as a separate class for the purposes of this Article 10. Notwithstanding the provisions of this Article 10, the number of authorized shares of any such class or classes of stock may be increased by the affirmative vote of the holders of a majority of the outstanding shares entitled to rote thereon or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, if so provided in any amendment which created such class or classes of stock or which was adopted prior to the issuance of any shares of such class or classes of stock, or in any amendment which was authorized by a resolution or resolutions adopted by the affirmative vote of the holders of a majority of such class or classes of stock.

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ARTICLE 11. LIMITATION OF DIRECTOR LIABILITY

To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 11 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

ARTICLE 12. SPECIAL MEETINGS OF SHAREHOLDERS

The Chairman of the Board of Directors, the President or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than thirty percent (30%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

ARTICLE 13. SPECIAL VOTING REQUIREMENTS

In addition to any affirmative vote required by law, these Articles of Incorporation or otherwise, any “Business Combination” (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 13.

13.1       Definitions.

For the purposes of this Article 13:

(a)          “Business Combination” means (i) a merger, share exchange or consolidation of this corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this corporation or any of its Subsidiaries of all or a substantial part of this corporation’s assets otherwise than in the usual and regular course of business, or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

(b)          “Continuing Director” means any member of the Board of Directors who was a member of the Board of Directors On January 1, 1994 or who is elected to the Board of Directors after January 1, 1994 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.

(c)          “Subsidiary” means a domestic or foreign corporation that has a majority of its outstanding voting shares owned, directly or indirectly, by this corporation.

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13.2       Vote Required for Business Combinations.

13.2.1           Except as provided in subsection 13.2.2 of this Article 13, the affirmative vote of not less than two-thirds of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred Stock, not less than two-thirds of the outstanding shares entitled to vote thereon, voting as a class, shall be required for the adoption or authorization of a Business Combination.

13.2.2           Notwithstanding subsection 13.2.1 of this Article 13, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and is otherwise required by law to be approved by this corporation’s shareholders, such Business Combination shall require the affirmative vote of not less than fifty-one percent (51%) of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series-of Common or Preferred Stock, not less than fifty-one percent (51%) of the outstanding shares of such series, voting as a class; provided, however, that if a Business Combination approved by a majority of the Continuing Directors is not otherwise required by law to be approved by this corporation’s shareholders, then no vote of the shareholders of this corporation shall be required.

In addition to any affirmative vote required by law, these Articles of Incorporation or otherwise, any “Business Combination” (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 13.

Dated: May __ 2009
TARGETED GENETICS CORPORATION

By:
B.G. Susan Robinson
President and Chief Executive Officer

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